UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 2, 2009

ACTIONVIEW INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	87-0542172
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

29970 Technology Drive, Suite 203, Murrieta, California 92563
(address of principal executive offices)

(951) 677-6735
(Registrant's telephone number)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officer.

On June 12, 2008, ActionView International, Inc. (the “Registrant”) accepted the resignation of Christopher Stringer as the Registrant’s Chairman of the Board of Directors effective immediately. On January 2, 2009, to fill the vacancy created by Mr. Stringer’s resignation, the Registrant appointed Gary Nerison as Chairman of the Board of Directors.

Biographical Information for Gary Nerison

Gary Nerison is a business professional with extensive experience in operations, executive management and Board level oversight for companies in a number of industries, including insurance, real estate development, banking and charitable foundations.  Mr. Nerison currently serves a Director of two companies publicly traded in the United States.  Included in his responsibilities as a public company Director are financial oversight and fiscal accountability; selection appointment of key officers and new directors; and high level governance of the organization through its stated policies and objectives.

Mr. Nerison has served as Chairman of the Board of Directors of Green Globe International since the company’s inception.  He served as a Director of its predecessor company, GTREX Capital, Inc., since October 2005, and was appointed Chairman in March 2007.  Mr. Nerison provided leadership for the company as it identified a new acquisition and changed the focus of its operations to become Green Globe International, owner of the premier international brand for sustainability programs.   For S3 Investment Company, Inc., another public U.S. company, Mr. Nerison has served as a Board Member since December of 2005 and held the position of Chairman of the Board’s Finance Committee when it functioned as a Business Development Company under the Investment Company Act of 1940.  Mr. Nerison previously served as Director of Franchise Capital Corporation and HAZ Holdings, two additional publicly traded U.S. companies.  Mr. Nerison provided leadership as Franchise Capital Corporation identified and successfully completed a reverse merger transaction with Aero Exhaust, Inc., a world leader in performance exhaust airflow technology whose automotive exhaust system is a NASCAR sponsored product.  For HAZ Holdings, a hotel acquisition and management company, Mr. Nerison served as Director and financing consultant.

In 2000, Mr. Nerison established a loan brokerage firm, placing venture loans for new businesses.  The company obtained and arranged for financing and allocation of funds for developers of projects ranging from $1 million to $30 million.  In 1998, Mr. Nerison founded an Internet coupon company, for which he served as chief executive officer for several years. Previous to that, Mr. Nerison served in leadership and executive positions for a number of financial, insurance, real estate, and development businesses.  Mr. Nerison serves on the Executive Committee of the Northern California Chapter of the NFL Alumni Association and is a former Board member of Project RESTORE at Johns

Hopkins University School of Medicine.  Project RESTORE is a Johns Hopkins-based undertaking to advance therapies for transverse myelitis and multiple sclerosis.

In 2002, Mr. Nerison co-founded the World Health and Education Foundation (WHEF), a charitable foundation oriented around stem cell research.  WHEF also supports additional charities including Rotary International, Boys and Girls Club, the Wheelchair Foundation and the Christopher Reeves Foundation.  Mr. Nerison currently serves as the foundation’s President.  Mr. Nerison is also an experienced entrepreneur, having devoted over 36 years to the growth of real estate development and loan brokerage companies. In addition to his work with WHEF, Mr. Nerison has been involved in charitable activities in the San Francisco Bay Area, including work on behalf of underprivileged children, seniors, and public education.  Mr. Nerison has also assisted in home building projects for migrant children in Mexico and delivered wheelchairs in Mexico and Asia.

Mr. Nerison attended Augustana College in Sioux Falls, South Dakota, where he majored in Economics.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIONVIEW INTERNATIONAL, INC.

January 2, 2009	/s/ Steven Peacock
Date	Steven Peacock Chief Executive Officer